UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 2021

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Drive, Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Ninth Amendment and Reaffirmation Agreement
On March 29, 2021, GSE Systems, Inc. (“GSE”) and its wholly owned subsidiary GSE Performance Solutions (“Performance Solutions” and collectively with GSE, the “Company”), GSE True North Consulting, LLC (“True North”), Hyperspring, LLC (“Hyperspring”), Absolute Consulting, Inc. (“Absolute”), and DP Engineering, LLC (“DP Engineering”, and together with True North, Hyperspring, and Absolute, the “Guarantors” and each a “Guarantor”), entered into a Ninth Amendment and Reaffirmation Agreement (the “Ninth Amendment”) with Citizens Bank, National Association (the “Bank”), amending and reaffirming the Company’s existing Amended and Restated Credit and Security Agreement with the Bank (the “Credit Agreement”).
The Ninth Amendment amends certain provisions in the Credit Agreement including the following:
•	The Ninth Amendment amends certain financial covenants contained in the Credit Agreement including:
o	The Fixed Charge Coverage Ratio is eliminated until the quarter ending September 30, 2021; thereafter, the Fixed Charge Coverage Ratio will be 1.10 to 1.00 measured on a quarterly basis.
o
The Leverage Ratio is eliminated until the quarter ending September 30, 2021; thereafter, the Leverage Ratio will be follows:  (i)  3.25 to 1.00 for the period ending on September 30, 2021, (ii) 3.00 to 1.00 for the period ending on December 31, 2021, (iii) 2.75 to 1.00 for the period ending on March 31, 2022, (iv) 2.50 to 1.00 for the period ending on June 30, 2022 and (v) 2.00 to 1.00 for the period ending on September 30, 2022 for the periods ending on each December 31st, March 31st, June 30th and September 30th thereafter.

o
Section 7.5 is amended to reduce the minimum USA Liquidity covenant from $3,500,000 to $2,500,000.00, to be tested bi-weekly as of the fifteenth (15th) and the last day of each month beginning on March 31, 2021

•	The Ninth Amendment increases the grid-based applicable margin for calculation of interest on the revolving line of credit by 25bps.
•
The Ninth Amendment amends certain fees contained in the Credit Agreement including: (i) the Letter of Credit issuance fees provided in the Credit Agreement is amended as described in the amended and restated Section 1.1.68 of the Credit Agreement; and (ii) the Unused Fee Percentage is increased to 0.55%.

•
The Ninth Amendment reduces the amount available under revolving line of credit in the Credit Agreement from $5,000,000 to $4,250,000 with such amount being further reduced over time, on a quarterly basis.

•
The Ninth Amendment establishes quarterly principal payments on the revolving line of credit each in the amount $75,000 commencing on December 31, 2021 and continuing on the last day of each quarter thereafter.

•	The Ninth Amendment amends Section 7.4 of the Credit Agreement, which, as amended, prohibits capital expenditures financed with indebtedness for a term longer than 12 months or in excess of $500,000.
GSE and each Guarantor also made customary affirmations, ratifications, representations and warranties typical for an amendment and reaffirmation of a financing of this type. Contemporaneously with the execution of the Ninth Amendment, GSE paid $500,000 to be applied to the principal amount outstanding, a $25,000 amendment fee, and the reasonable fees and expenses of the Bank’s outside and in-house counsel in connection with the Ninth Amendment. The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the Ninth Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
April 2, 2021